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Shareholder Login                                         [GRAPHIC APPEARS HERE]

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You can now submit your voting instructions online. To do so, please enter your number in the area below. Your number is located in a shaded box on the right side of your proxy card or voting instruction card. If you have received multiple cards, each has its own number and you will need to login and provide your voting instructions separately for each such distinct number.

        Enter number here:     353  9999  9000  000     Continue

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     cookies in order to continue. Click on HELP button at the top for more information and navigation tips. If you are unable to vote your proxy using this service because of techincal difficulties, you should refer to your Proxy Package for other voting options.

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  (C)2001 PROXY DIRECT(TM)- Service of ALAMO Direct Mail Svcs, Inc. All rights reserved.

Legal Page                                                [GRAPHIC APPEARS HERE]

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                 Welcome to the Columbia Funds Proxy Voting Site
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

I hereby appoint each of Christopher L. Wilson, J. Kevin Connaughton, Michael G. Clarke and Vincent P. Pietropaolo or any one of them, as proxies of the signer(s), with full power of substitution, to vote all shares at the Special Meeting of Shareholders of Columbia Newport Tiger Fund, a series of Columbia Funds Trust VII, to be held at One Financial Center, Boston, Massachusetts, on September 16, 2005 and at any

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adjournments thereof as specified herein and in accordance with their best judgment on any other business that may properly come before the Special Meeting of Shareholders. By submitting this electronic vote, I acknowledge receipt of the Notice of Special Meeting of Shareholders dated July 25, 2005 and accompanying Prospectus/Proxy Statement dated July 11, 2005.

               [GRAPHIC APPEARS HERE] Click here to acknowledge...

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Campaign Proposals                                        [GRAPHIC APPEARS HERE]

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Shareholder:    ALAMO SAMPLE CARD FOR
                ALL FUNDS
                280 OSER AVE
                HAUPPAUGE, NY 11788
Account:        1234567890
Previous vote:  No Previous Vote Collected

                     Columbia Newport Tiger Fund, Class A
                     Columbia Newport Tiger Fund, Class B
                     Columbia Newport Tiger Fund, Class C
                     Columbia Newport Tiger Fund, Class T
                     Columbia Newport Tiger Fund, Class Z

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
   1    To approve an Agreement and Plan of Reorganization providing for (i) the  [X]    [ ]        [ ]
        sale of all of the assets of the Columbia Newport Tiger Fund (the            For    Against    Abstain
        "Acquired Fund") to, and the assumption of all of the liabilities of the
        Acquired Fund by, Columbia International Stock Fund, Inc. (the
        "Acquiring Fund"), in exchange for shares of the Acquiring Fund and (ii)
        the distribution of such shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund.

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[GRAPHIC        Enter your e-mail address here if you would like     [GRAPHIC
 APPEARS        an e-mail confirmation of your vote.                  APPEARS
 HERE]                                                                HERE]

[GRAPHIC        Answers have been marked according to your           [GRAPHIC
 APPEARS        last recorded vote. Please change as                  APPEARS
 HERE]          appropriate before submission. If you have            HERE]
                questions regarding any of the proposals, please call (866)348-1468.

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Vote Confirmation                                         [GRAPHIC APPEARS HERE]

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Thank you. Your voting instructions have been submitted for processing.

If necessary, you can revisit the Internet voting site at any time before the meeting on Friday, September 16, 2005 at 10:00 AM[ET] to submit new voting instructions.

This is a summary of your voting instructions for the Columbia Newport Tiger Fund. You may print this page for your records.

Instructions submitted on Thursday, July 28, 2005 at 12:35 PM[ET]
Transaction Code: 9999000000-665536267

   1    To approve an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of the Columbia Newport Tiger Fund (the
        "Acquired Fund") to, and the assumption of all of the liabilities of the    Voted For
        Acquired Fund by, Columbia International Stock Fund, Inc. (the
        "Acquiring Fund"), in exchange for shares of the Acquiring Fund and (ii)
        the distribution of such shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund.

[GRAPHIC        If you wish to vote another card,
 APPEARS        please click here.
 HERE]

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